Exhibit 99.1

SIGA COMMENTS ON COURT RULING IN PHARMATHENE LITIGATION

New York, New York, September 22, 2011 – SIGA Technologies, Inc. (NASDAQ: SIGA), a company specializing in the development of pharmaceutical agents to fight biowarfare pathogens, announced today that the Delaware Court of Chancery has issued its post-trial opinion in the litigation commenced by PharmAthene, Inc. in 2006.  The Court denied PharmAthene’s contention that a draft license term sheet attached to the parties’ 2006 merger agreement was a binding license and denied PharmAthene’s request for specific performance of the alleged license.  The Court ruled in PharmAthene’s favor, however, on its claims for promissory estoppel and breach of the duty to negotiate a license agreement.  The Court, after acknowledging that PharmAthene did not establish a right to any traditional form of relief on these claims, awarded to PharmAthene an “equitable payment stream” consisting of 50% of the net profits that SIGA achieves from the next ten years of sales of ST-246®, its smallpox drug, after the first $40 million of net profits goes entirely to SIGA.

Commenting on the opinion, SIGA’s Chief Executive Officer Dr. Eric A. Rose commented, “We are gratified that the Court appreciated that the draft term sheet did not constitute a binding license agreement, but we respectfully disagree with the unprecedented decision to grant to PharmAthene a continuing interest in the net profits of this life-saving drug, which SIGA has worked so hard to bring to commercialization.  We are continuing to study our options, but, at this point, we believe that we will appeal the unfavorable aspects of today’s decision.  Most importantly, while we formulate our legal strategy with regard to today’s ruling, we remain committed to continuing our leadership in developing life-saving biodefense drugs and the smooth execution of the $433 million contract awarded to SIGA by BARDA earlier this year.”

About SIGA Technologies, Inc.

In the United States and around the world, populations face a serious but unmet need for drugs to protect against potentially catastrophic emerging viral pathogens and biological weapons of mass destruction.  SIGA Technologies, Inc. is a pharmaceutical company specializing in the development and commercialization of therapeutic solutions for some of the most lethal disease-causing pathogens in the world, including smallpox, Ebola, dengue, Lassa fever and other dangerous viruses. Our business is to discover, develop and commercialize drugs to prevent and treat these high-priority threats.  Our mission is to disarm dreaded viral diseases and create robust, modern biodefense countermeasures.  For more information about SIGA, please visit SIGA’s web site at www.siga.com.

The SIGA Technologies, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4504

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the future course of pending litigation and the future profitability of ST-246. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of SIGA. Actual results may differ materially from those anticipated in any forward-looking statement. Factors that may cause such differences include (i) the risk that potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, (iv) the risk that SIGA may not be able to secure funding from anticipated or current government contracts and grants, (v) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including patent protection, (vi) the risk that any challenge to our patent and other property rights, if adversely determined, could affect our business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that the post-trial opinion in the pending litigation will be upheld in whole or in part, or that an appeal, if any, by PharmAthene, Inc. may result in a different, less favorable ruling, (ix) the risk that the BARDA contract may be subject to one or more protests, which may cause such contract to be delayed or denied, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA's efforts, (xi) the risk that the changes in domestic and foreign economic and market conditions may adversely affect SIGA’s ability to advance its research or its products, and (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses. More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this presentation, is set forth in SIGA's filings with the Securities and Exchange Commission, including SIGA's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in other documents that SIGA has filed with the SEC.  SIGA urges investors and security holders to read those documents free of charge at the SEC's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements speak only as of the date they are made, and except for our ongoing obligations under the federal securities laws, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future events or otherwise.

Contact:

KCSA Strategic Communications
Todd Fromer / Robert Fink
212-896-1215 / 1206
Tfromer@kcsa.com / rfink@kcsa.com